Exhibit (16)

Power of Attorney

The undersigned Trustees and officers of FS Series Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby authorize Michael C. Forman and David J. Adelman, or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated, the Registration Statement on Form N-14, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the FS Energy Total Return Fund, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 20th day of November, 2019.

Signature	Title

/s/ Michael C. Forman	President (Principal Executive Officer) and Trustee
Michael C. Forman

/s/ William Goebel	Chief Financial Officer (Principal Financial and Accounting Officer)
William Goebel

/s/ David J. Adelman	Trustee
David J. Adelman

/s/ James W. Brown
James W. Brown	Trustee

/s/ Philip E. Hughes	Trustee
Philip E. Hughes

/s/ Scott J. Tarte
Scott J. Tarte	Trustee